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                Consent of Ernst & Young, Independent Auditors



        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-25768) pertaining to the Drug Emporium, Inc. Employees 401(k) Plan of our report dated June 23, 1994, with respect to the financial statements and schedules of Drug Emporium, Inc. Employees 401(k)
Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.

                                                /s/ Ernst & Young

                                                ERNST & YOUNG




Columbus, Ohio
June 23, 1994





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